Exhibit 10.19

Software License Agreement

THIS SOFTWARE LICENSE AGREEMENT, effective as of July 7, 2011 (the “Effective Date”), is by and between Upstream Worldwide, Inc., a Delaware corporation, located at 200 East Broward Blvd., Suite 1200, Ft Lauderdale, FL 33301 dba uSell (“Licensee”), and Fort Knox Recycling, a Delaware LLC located at 55 Coconut Row Ste. 212, Palm Beach, FL 33480 dba EcoSquid (“Licensor”). Both Licensor and Licensee may hereinafter be referred to singularly as a “Party” or together as the “Parties”:

In consideration of covenants and undertakings herein contained, the parties agree to be legally bound as follows:

1.	LICENSE

1.1.	Grant of License. Licensor hereby grants to Licensee and Licensee hereby accepts from Licensor a non-exclusive, perpetual, worldwide license to use the Licensed Software in accordance with this Agreement during the term specified in Section 2. Licensee acknowledges that Licensor represents that the Licensed Software is the proprietary information and a trade secret of Licensor and this Agreement grants Licensee no title or rights of ownership in the Licensed Software. "Licensed Software" means one or more copies of all of Licensor’s proprietary and non-proprietary computer software programs and all related materials, improvements, documentation, updates, internal code, embedded third party software, new releases, fixes, enhancements, derivative products, maintenance tools and programs, proprietary web-based technology, tools, services and content, related software and documentation, and information received by Licensee from Licensor. Licensed Software shall include all Licensor’s source code, as that term is broadly defined in the software industry.

1.2.	Authorized Use and Further Development. Licensee’s is authorized to use the Licensed Software for any use reasonably necessary to support Licensee’s business. Licensee may utilize the Licensed Software on any computer system or environment as necessary to support Licensee’s business, including without limitation, systems or environments controlled by Licensor, Licensee, or a third party. Licensee is authorized to make changes and improvements to the Licensed Software as required to support Licensee’s business (the “Licensee Improvements”). Licensee shall exclusively own all right, title and interest of any kind in any Licensee Improvements. Licensor shall exclusively own all right, title and interest of any kind in the Licensed Software.

2.	TERM.

2.1.	This Agreement shall commence on the Effective Date and continue for 12 months, unless terminated as provided in Section 2.2 below (the “Initial Term”).

2.2.	This Agreement may be renewed for additional 12 month terms by mutual agreement of the Parties.

2.3.	Either Party my terminate this Agreement upon the breach of the other Party of a material term herein, but only if such breach has not been cured within 60 days after the terminating Party gives written notice of such material breach to the other Party.

3.	LICENSE FEES AND PAYMENT.

3.1.	License Fees: During the term of this Agreement, Licensee shall pay a software licensing fee of $0.50 (fifty cents) for each consumer order placed through the Licensed Software (the “License Fee”).

3.2.	Payment and Offset: Licensor will invoice Licensee at the end of each calendar month for all License Fees. Licensee will pay invoices within 30 days of receipt. Licensee may offset any costs it has incurred on behalf of Licensor in the ordinary course of business or otherwise, against any License Fees accrued and owing.

3.3.	Repayment of Expenses Incurred. If Licensee has incurred costs or expenses in the ordinary course of business or otherwise on behalf of Licensor, and such costs or expenses cannot be recovered through offset as per Section 4.2 above, then at its sole discretion, Licensor may invoice Licensee for such costs or expenses, and Licensee will make payment to Licensor within 15 days of invoice receipt.

4.	REPRESENTATIONS, WARRANTY AND INDEMNIFICATION.

4.1.	LICENSOR REPRESENTS TO LICENSEE THAT, TO THE BEST OF LICENSOR’S KNOWLEDGE GIVEN DILIGENT EFFORTS TO DISCOVER SUCH KNOWLEDGE, THE LICENSED SOFTWARE DOES NOT INFRINGE ANY COPYRIGHTS, TRADE SECRETS OR PATENTS, AND THAT LICENSOR HAS THE RIGHT TO GRANT LICENSES HEREIN.

Contains Confidential and Proprietary Information of the Parties

Software License Agreement

4.2.	Copyright / Patent Infringement.

4.2.1.	Licensor shall, at its cost, indemnify, defend, and hold Licensee harmless from and against any claims, demands, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorneys’ fees) arising from or relating to an allegation that any Licensed Software infringes a copyright, patent, or other intellectual property right.

4.2.2.	Licensor shall not be liable for any costs or expenses incurred for any claim based on the use or combination of the Licensed Software with any other software not provided by Licensor, where in the absence of such use or modification the Licensed Software would not be infringing.

4.2.3.	If a Licensor Product becomes subject to a claim of infringement for which Licensor may become liable, Licensor shall: (a) secure the right for Licensee to continue to use the Licensor Product(s) as set forth in this Agreement; (b) replace or modify the Licensed Software to make it non-infringing so long as the replacement or modification meets substantially similar specifications and remains functionally equivalent; or (c) if neither of the foregoing options are reasonably practicable, terminate the corresponding Licenses and refund to Licensee the License Fees and Upgrade Subscription Fees paid within the two (2) years prior to the date Licensee terminates use of the Licensor Product. EXCEPT FOR THE REMEDIES SET FORTH IN THIS SECTION 6.3.3, LICENSOR SHALL HAVE NO ADDITIONAL LIABILITY TO LICENSEE FOR INFRINGEMENT.

4.3.	Licensor and Licensee agree that neither Party shall have any liability for any consequential, incidental, indirect, or punitive damages, nor loss of anticipated profits, nor loss in the value of any stock or other ownership interest in the other Party, even if the Party has been advised of the possibility of such damages and circumstances.

4.4.	EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE HEREIN BY LICENSOR, LICENSOR MAKES NO OTHER WARRANTY OF ANY KIND. ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF ANY KIND WHATSOEVER, INCLUDING THOSE OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED. THE WARRANTIES AND REPRESENTIONS STATED WITHIN THIS AGREEMENT ARE EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED.

5.	CONFIDENTIALITY; NON-DISCLOSURE

5.1.	Definition. “Confidential Information” means: (i) any non-public information of a Party, which is disclosed in writing and is conspicuously designated as “Confidential” at the time of disclosure, or which the receiving Party knows or has reason to know is confidential to the disclosing Party; (ii) all data or session keys obtained through use of the Licensed Software; and (iii) the specific terms of this Agreement.

5.2.	Obligation. Each Party will not use the other Party’s Confidential Information, except as necessary for the performance of this Agreement, and will not disclose such Confidential Information to any third-party, except to those of its employees and contractors that need to know such Confidential Information for the performance of this Agreement and who are subject to a written confidentiality agreement at least as protective as the terms set forth herein. Each Party will use all reasonable efforts to maintain the confidentiality of all of the other Party’s Confidential Information in its possession or control, but in no event less than the efforts that it ordinarily uses with respect to its own confidential information of similar nature and importance. However, either Party may disclose the other Party’s Confidential Information: (i) pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided that the Party required to make such a disclosure gives reasonable notice to the other Party to enable it to contest such order or requirement; (ii) on a confidential basis to its legal or professional financial advisors; (iii) as required under applicable securities regulations; or (iv) on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such Party.

Contains Confidential and Proprietary Information of the Parties

Software License Agreement

5.3.	Exclusions. Each Party’s confidentiality obligations will not apply to information that: (i) is or becomes generally known to the public through no fault of or breach of this Agreement by the receiving Party; (ii) was rightfully in the receiving Party’s possession at the time of disclosure, without an obligation of confidentiality; (iii) is independently developed by the receiving Party without use of the disclosing Party’s Confidential Information; or (iv) is rightfully obtained by the receiving Party from a third-party without restriction on use or disclosure.

6.	GENERAL MATTERS.

6.1.	Waiver, Amendment or Modification. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder shall not be effective unless made in writing and signed by both parties. No failure or delay by either party in exercising any right, power or remedy with respect to any of its rights hereunder shall operate as a waiver thereof.

6.2.	Governing Law. This Agreement shall be governed by the substantive laws of the state of Florida. Jurisdiction over, and venue for, all legal proceedings arising out of this Agreement shall be in the most proximate federal, state or local court, as applicable, of the defending party. This shall include an application that a judgment be entered pursuant to a final arbitration decision. The parties hereto hereby consent to such jurisdiction and venue.

6.3.	Successors and Assigns. Neither party shall assign this Agreement in whole or part without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed provided, however, that notwithstanding the above, without additional cost either party may assign this Agreement and its rights and obligations to any parent company or successor corporation resulting from a merger, sale, operation of law, reorganization or consolidation of such party or to an entity which acquires that party's business (in the case of the Licensee, that part of the business using the Licensed Software), or to an Affiliate, without the consent of the other party. “Affiliate” means, with respect to a party, any person or entity that controls, is controlled by, or is under common control with such party, where “control” means ownership of more than fifty percent (50%) of the outstanding voting securities; or in the case of an unincorporated affiliate, ownership and control of such other party sufficient for the primary party to unilaterally direct the activities and obligations undertaken as part of this Agreement.

6.4.	Severability. In the event any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision. If any provision of this Agreement is held to be excessively broad as to duration, geographical scope, activity or subject, it is to be construed by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law.

6.5.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, and their respective heirs, successors, and assigns.

6.6.	Attorneys’ Fees. If either Licensor or Licensee employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and other expenses.

6.7.	Plural and Singular Usage. As used herein, the singular of any term includes the plural and the plural means the singular, whenever the context so requires.

6.8.	Headings. The section headings in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

6.9.	Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, shrink wrap licenses, web based licenses and any other negotiations and discussions, whether electronic, oral or written, of the parties and/or subsidiaries of the parties with respect to the same subject matter hereof. There are no warranties, representations and/or agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein.

Contains Confidential and Proprietary Information of the Parties

Software License Agreement

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this instrument to be duly executed by authorized signature below.

ACCEPTED BY LICENSEE		ACCEPTED BY LICENSOR

UPSTREAM WORLDWIDE, INC.		FORT KNOX RECYCLING

Signed:	/s/ Chuck Wallace	Signed:	/s/ Nikhil Raman

Name:	Chuck Wallace	Name:	Nikhil Raman

Title:	President and Chief Operating Officer	Title:	CEO

Contains Confidential and Proprietary Information of the Parties

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